EXHIBIT 99.1

FOR  IMMEDIATE  RELEASE
For  More  Information:
Ronald  L.  Thigpen                         John  Marsh
Executive  Vice  President  and  COO        President
Southeastern  Bank  Financial  Corp.        Marsh  Communications  LLC
706-481-1014                                770-458-7553


                    Southeastern Bank Financial Corp. Reports
               Double-Digit Growth in First Quarter 2006 Earnings
                  Company Declares Quarterly Dividend of $0.13

AUGUSTA, Ga., April 20, 2006 - Southeastern Bank Financial Corp. (OTCBB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta, today reported quarterly net income of $2.5 million for the three months ended March 31, 2006, an increase of 18.0 percent from $2.1 million in the first quarter of 2005. Diluted earnings per share for the first quarter of 2006 were $0.46, a 17.9 percent increase from $0.39 for the same period last year.

"We continued to generate double-digit growth in net income during the first quarter, giving us a strong start to 2006," said R. Daniel Blanton, president and chief executive officer. "In addition to the ongoing growth in our metro Augusta markets, the opening of our new Georgia Bank & Trust branch in Athens contributed to the increase in banking activity."

At March 31, 2006, total assets were $922.0 million, an increase of $171.1 million or 22.8 percent from a year ago, and $57.7 million or 6.68 percent from Dec. 31, 2005. Loans outstanding at the end of the first quarter were $627.0 million, and total deposits were $725.1 million, an increase of 4.3 percent and
9.3  percent,  respectively,  from  Dec.  31,  2005.

Net interest income for the first quarter of 2006 was $8.0 million, up 20.1 percent from the same period a year ago. Noninterest income for the quarter was $3.3 million, an increase of 20.5 percent over the first quarter of 2005. Noninterest expense was $7.2 million in the first quarter of 2006, an increase of approximately $1.4 million, or 24.9 percent, from a year ago, due primarily to costs associated with the continued strong growth of the Augusta banking operation, the opening of the Georgia Bank & Trust branch in Athens, Ga., and costs related to the Aiken, S.C., expansion.

Return on average assets (ROA) was 1.13 percent for the first quarter of 2006, and return on average shareholders' equity (ROE) was 15.42 percent.

"Our deposit growth outpaced our loan growth in the first quarter, which is a sign of the quality of the earnings we have been able to achieve in a rising interest rate environment," said Blanton. "We are pleased with this growth as we strive toward our goal to reach and exceed $1 billion in assets. Our aim is to continue to generate the type of growth that rewards the bank and our shareholders. To that end, we are on track with the regulatory application process to open a full-service, federally chartered thrift in Aiken, S.C., in late summer of this year."


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
Southeastern Bank Financial's Board of Directors on April 18, 2006, declared a regular quarterly cash dividend of $0.13 per share of common stock payable on May 19, 2006, to shareholders of record as of May 4, 2006. The board also reaffirmed its intent to repurchase up to 100,000 shares of stock in the open market or privately negotiated transactions.

"This repurchase program will enable us to take advantage of investment opportunities in our stock as they arise and will ultimately benefit the company and its shareholders," said Blanton.

About  Southeastern  Bank  Financial  Corp.
Southeastern Bank Financial Corp. is the $922 million-asset bank holding company of Georgia Bank & Trust Company of Augusta. GB&T is the largest locally owned and operated community bank in the Augusta metro market, with eight full-service Augusta-area offices and an office in Athens, Ga. The company also has mortgage operations in Augusta and Savannah. The bank focuses primarily on real estate, commercial and consumer loans to individuals, small to medium-sized businesses and professionals, and also provides wealth management and trust services. The company's common stock is publicly traded on the OTC Bulletin Board under the symbol SBFC. For more information, please visit the company's Web site, www.georgiabankandtrust.com.

Safe  Harbor  Statement  -  Forward-Looking  Statements
Statements made in this release by Southeastern Bank Financial Corporation (The Company) other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including: unanticipated changes in the Bank's local economy and in the national economy; governmental monetary and fiscal policies; deposit levels, loan demand, loan collateral values and securities portfolio values; difficulties in interest rate risk management; difficulties in expanding our operations into new geographic areas and dealing with an additional regulatory agency; the effects of competition in the banking business; changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions; failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans; and other factors. The Company cautions that such factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.


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
             SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARY
                           Consolidated Balance Sheets

                                  ASSETS                                March 31,
                                                                          2006        December 31,
                                                                       (Unaudited)        2005
                                                                      -------------  --------------
Cash and due from banks                                               $ 23,214,668   $  18,792,799
Federal funds sold                                                      20,266,000       2,758,000
Interest-bearing deposits in other banks                                   512,282       1,012,257
                                                                      -------------  --------------
        Cash and cash equivalents                                       43,992,950      22,563,056

Investment securities
  Available-for-sale                                                   204,376,377     197,551,996
  Held-to-maturity, at cost (fair values of
    $3,882,847 and $3,897,341, respectively)                             3,775,943       3,776,040

Loans held for sale                                                     16,470,538      22,146,834

Loans                                                                  610,506,213     579,087,791
  Less allowance for loan losses                                        (9,470,026)     (9,124,801)
                                                                      -------------  --------------
        Loans, net                                                     601,036,187     569,962,990

Premises and equipment, net                                             21,291,426      21,376,183
Accrued interest receivable                                              4,609,793       4,624,023
Bank-owned life insurance                                               15,502,546      11,863,276
Restricted equity securities                                             4,287,481       4,287,481
Other assets                                                             6,634,176       6,125,360
                                                                      -------------  --------------

                                                                      $921,977,417   $ 864,277,239
                                                                      =============  ==============

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing                                                 $105,133,350   $  97,083,931
  Interest-bearing:
    NOW accounts                                                       119,009,830     100,692,388
    Savings                                                            272,510,034     265,131,754
    Money management accounts                                           40,696,076      37,719,408
    Time deposits over $100,000                                        134,262,721     122,009,813
    Other time deposits                                                 53,490,855      41,017,555
                                                                      -------------  --------------
                                                                       725,102,866     663,654,849

Federal funds purchased and securities sold
  under repurchase agreements                                           56,486,054      67,013,416
Advances from Federal Home Loan Bank                                    47,000,000      52,000,000
Other borrowed funds                                                       350,000       1,000,000
Accrued interest payable and other liabilities                           7,062,590       7,025,767
Subordinated debentures                                                 20,000,000      10,000,000
                                                                      -------------  --------------
        Total liabilities                                              856,001,510     800,694,032
                                                                      -------------  --------------

Stockholders' equity:
  Common stock, $3.00 par value; 10,000,000
    shares authorized; 5,279,472 and 5,279,241 shares issued
    In 2006 and 2005, respectively; 5,279,472 and 5,263,144 shares
    outstanding in 2006 and 2005, respectively                          15,838,416      15,837,723
  Additional paid-in capital                                            34,138,079      34,138,876
  Retained earnings                                                     17,873,536      16,099,414
  Treasury stock, at cost 0 and 16,097 shares in
    2006 and 2005, respectively                                                  -        (233,898)
  Accumulated other comprehensive loss, net                             (1,874,124)     (2,258,908)
                                                                      -------------  --------------
        Total stockholders' equity                                      65,975,907      63,583,207
                                                                      -------------  --------------

                                                                      $921,977,417   $ 864,277,239
                                                                      =============  ==============

See accompanying notes to consolidated financial statements.


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

             SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARY
                        Consolidated Statements of Income

                                  (Unaudited)

                                                    Three Months Ended
                                                         March 31,
                                                 ------------------------
                                                    2006         2005
                                                 -----------  -----------
Interest Income:
  Loans, including fees                          $11,812,088  $ 8,243,538
  Investment securities                            2,456,072    1,764,542
  Federal funds sold                                 150,593       55,607
  Interest-bearing deposits in other banks             7,975        2,433
                                                 -----------  -----------
    Total interest income                         14,426,728   10,066,120
                                                 -----------  -----------

Interest expense:
  Deposits                                         4,918,651    2,645,590
  Federal funds purchased and securities sold
    under repurchase agreements                      683,908      271,970
  Other borrowings                                   846,988      507,827
                                                 -----------  -----------
    Total interest expense                         6,449,547    3,425,387
                                                 -----------  -----------

    Net interest income                            7,977,181    6,640,733

Provision for loan losses                            503,792      471,694
                                                 -----------  -----------

    Net interest income after provision
       for loan losses                             7,473,389    6,169,039
                                                 -----------  -----------

Noninterest income:
  Service charges and fees on deposits             1,352,144    1,211,050
  Gain on sales of loans                           1,254,345    1,042,183
  Investment securities gains, net                         -          791
  Retail investment income                           167,411       81,963
  Trust service fees                                 192,465      156,912
  Increase in cash surrender value of
    bank-owned life insurance                        139,270       82,789
  Miscellaneous income                               149,625      125,102
                                                 -----------  -----------
    Total noninterest income                       3,255,260    2,700,790
                                                 -----------  -----------

Noninterest expense:
  Salaries                                         3,380,559    2,749,539
  Employee benefits                                1,059,421      809,444
  Occupancy expenses                                 748,736      673,093
  Other operating expenses                         1,977,171    1,505,162
                                                 -----------  -----------
    Total noninterest expense                      7,165,887    5,737,238
                                                 -----------  -----------

    Income before income taxes                     3,562,762    3,132,591

Income tax expense                                 1,102,787    1,048,602
                                                 -----------  -----------

    Net income                                   $ 2,459,975  $ 2,083,989


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
             SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARY
                        Consolidated Statements of Income

                                   (Unaudited)

                                              Three Months Ended
                                                   March 31,
                                            ----------------------
                                               2006        2005
                                            ----------  ----------
Basic net income per share                  $     0.47  $     0.40
                                            ==========  ==========

Diluted net income per share                $     0.46  $     0.39
                                            ==========  ==========

Weighted average common shares outstanding   5,273,688   5,253,526
                                            ==========  ==========

Weighted average number of common and
  common equivalent shares outstanding       5,357,373   5,331,762
                                            ==========  ==========

See accompanying notes to consolidated financial statements.


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